As filed with the Securities and Exchange Commission on August 31, 2009
Registration No. 333-161645

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT No. 1 to
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_________________

UNIFY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	94-2710599
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1420 Rocky Ridge Drive, Suite 380
Roseville, CA 95834
(916) 928-6400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
___________

Todd E. Wille
President and Chief Executive Officer
Unify Corporation.
1420 Rocky Ridge Drive, Suite 380
Roseville, CA 95834
(916) 928-6400
(Name, address, including zip code, and telephone number, including area code, of agent for service)
___________

Copy to:
Kevin A. Coyle, Esq.
DLA Piper LLP (US)
400 Capitol Mall, Suite 2400
Sacramento, CA 95814
(916) 930-3200

     Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE CHART (1)

Title of Each Class of	Amount to be	Proposed	Proposed	Amount of
Securities To Be Registered	Registered	Maximum	Maximum	Registration Fee
		Aggregate Price	Aggregate Offering
		Per Share (2)	Price (2)
Common Stock	1,700,093 shares (3)	See note (2) below	See note (2) below	See Note (4) below
Common Stock underlying Convertible Notes (2006)	259,894 (3) (7)	See note (2) below	See note (2) below	See Note (5) below
Common Stock underlying Convertible Notes (2009)	87,501 (7)	$3.40	$297,503	$16.60
Common Stock underlying Warrants to Purchase Common Stock (2006)	550,000 (3) (7)	See note (2) below	See note (2) below	See note (6) below
Common Stock underlying Warrants to Purchase Common Stock (2009)	190,182 (7)	$2.75	$523,000	$29.18
Total newly registered shares	277,683		$820,503	$45.78

1.	Pursuant to Rule 429 under the Securities Act and as further described below under the heading “Statement Pursuant to Rule 429(b),” shares of Common Stock previously registered under the registrant’s registration statement on Form S-2 (later converted to a Form S-1) (Commission file no. 333-117628) (the “Form S-2”) and the registrant’s registration statement on Form SB-2 (later converted to a Form S-1) (Commission file no. 333- 142045) on April 11, 2007 (the “Form S-2”) are being included in the prospectus included in this registration statement.
2.	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (c), based on the average of the high and low prices of the registrant’s common stock on July 12, 2004 and April 4, 2007, in each case as reported on the Over-the-Counter Bulletin Board for previously registered shares, and on August 21, 2009, as reported on the NASDAQ for newly registered shares, except that with respect to shares underlying warrants, the fee is calculated pursuant to Rule 457(g). On July 12, 2004, the proposed maximum aggregate offering price was $5,757,846 and on April 4, 2007, the proposed maximum aggregate offering price was $5,141,000.
3.	Represents shares previously registered under the Form S-2 or the Form SB-2.
4.	The registrant previously paid a registration fee of $521 on filing the Form S-2 on July 23, 2004.
5.	The registrant previously paid a registration fee of $103 on filing the Form SB-2 on April 11, 2007.
6.	The registrant previously paid a filing fee of $208 on filing the Form S-2 on July 23, 2004 and a filing fee of $55 on filing the Form SB-2 on April 11, 2007.
7.	The number of shares issuable on conversion of the notes or issuable on the exercise of warrants is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar events as specified in the terms of the notes and the warrants. Therefore, pursuant to Rule 416 under the Securities Act, of 1933, this registration statement also covers such number of additional securities to be offered or issued in connection with the conversion of notes or the exercise of warrants to prevent dilution resulting from stock splits, stock dividends, and certain other events.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (do not check if smaller reporting company)	Smaller reporting company ☒

STATEMENT PURSUANT TO RULE 429(b)

Pursuant to Rule 429 under the Securities Act, the prospectus included in this registration statement relates to an aggregate of 2,509,987 shares of Unify Corporation common stock previously registered but not sold under both the Form S-1 Registration Statement (Commission file no. 333-117628), which became effective on October 1, 2007 and the Form S-1 Registration Statement (Commission file no. 333-142045), which became effective on September 14, 2007. This registration statement, which is a new registration statement, also constitutes a post-effective amendment to each Form S-1 Registration Statement described above. Such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of, and Rule 429 under, the Securities Act. An aggregate registration fee of $887 was paid in connection with the registration of the shares of common stock on the Form S-1 Registration Statements. If any such previously registered securities are sold under the Form S-1 Registration Statements prior to the effective date of this registration statement, they will not be included in the prospectus included in this registration statement.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file an amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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This information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion, Dated August 31, 2009October __16, 2009

UNIFY CORPORATION

Up to 2,787,670 Shares of Common Stock

     The selling stockholders of Unify Corporation listed on page 9 or their transferees may dispose of the following shares of our common stock under this prospectus, for each of their own accounts:

  1,700,093 shares of our common stock; and

  Up to 347,395 shares of our common stock which we will issue upon the conversion of certain convertible notes; and

  Up to 740,182 shares of our common stock which we will issue upon exercise of outstanding warrants.

     Of the 2,787,670 shares included in this Prospectus 2,509,987 have been previously registered on behalf of the selling stockholders in 2004 and 2007. These shares are included in this Prospectus due to Unify re-registering these shares on the Form S-3 registration statement of which this prospectus is a part. A total of 277,683 shares are being registered and included in this prospectus for the first time.

     The number of shares covered by this prospectus includes shares of common stock that are issuable upon the conversion of certain notes and the exercise of certain warrants. The prices at which the selling stockholders or their transferees may dispose of their Unify shares or interests therein may be at fixed prices, at the prevailing market price for the shares, at prices related to such market price, at varying prices or at negotiated prices. Information regarding the selling stockholders and the times and manner in which they may dispose of the shares or interests therein under this prospectus is provided under “Selling Stockholders” and “Plan of Distribution” in this prospectus. We will not receive any proceeds from such dispositions, but we will receive the exercise price of the warrants if the warrants are exercised and we will discharge our indebtedness under the convertible notes to the extent that the convertible notes are converted.

     All share, per share, exercise price and conversion price numbers in this Prospectus have been adjusted to reflect the effect of a 1-for-5 reverse stock split we implemented on June 24, 2007.

TRADING SYMBOL

      Our common stock trades on the NASDAQ under the symbol “UNFY.” On August 24October 12, 2009, the closing price of common stock on the NASDAQ was $3.302.65 per share. The 2,787,670 shares of common stock covered by this prospectus represent a substantial percentage of our total outstanding equity securities. Registering such a large percentage of our total outstanding securities may have an adverse effect on the market price for our common stock.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK

     Investing in the common stock covered by this prospectus is highly speculative and involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. Please see the “Risk Factors” section of this prospectus beginning on page 4 which describes the specific risks associated with an investment in our company as well as with these particular securities.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passes upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     Please read this Prospectus carefully. It describes our company, finances and products. Federal and state securities laws require that we include in this Prospectus all the material information that you will need to make an investment decision.

     We have not authorized anyone to provide you with information that is different from that which is contained in this Prospectus.

The date of this Prospectus is [_______], 2009

TABLE OF CONTENTS

     As permitted under the rules of the Securities and Exchange Commission, this prospectus incorporates important business information about Unify Corporation that is contained in documents that we file with the Securities and Exchange Commission but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the Securities and Exchange Commission at www.sec.gov, as well as other sources. See “Where You Can Find More Information.”

     You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. This prospectus does not constitute an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the documents incorporated by reference are accurate as of any date other than the date on the front of those documents.

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PROSPECTUS SUMMARY

     You should read the entire prospectus, including the information set forth in “Risk Factors,” and all the information incorporated by reference, before making an investment decision.

Unify Corporation

     Unify Corporation (the “Company,” “we,” “us” or “our”) is a global provider of application modernization, data management and application development solutions. Our migration solutions, development software and embedded databases allow customers to modernize and maximize their application environment. Our award-winning technologies help organizations drive business optimization, improve collaboration, increase customer service and reduce costs. Unify’s strategy is to help businesses modernize mission-critical legacy applications and data. Based on market requirements for application modernization, our solutions help companies increase speed and agility, improve asset reuse, lower IT costs, reduce business risks and exposures, and free information previously locked within proprietary systems.

     Unify serves more than 10,000 end user corporate information technology (“IT”) department customers, 35 distributors and 250 software value-added resellers (“VARs”), solutions integrators (“SIs”) and independent software vendors (“ISVs”) partners across the globe. Our clients represent diverse industries including energy, financial services, government, health care, insurance, manufacturing, retail, telecommunications and more. We market and sell products directly in the United States, Australia, Singapore, United Kingdom (“UK”), France, Germany and Canada, and indirectly to more than 50 countries through worldwide distributors in Europe, Middle East and Africa (“EMEA”), Asia Pacific and Latin America.

     Over the past five years, we have expanded our product offering to adapt to evolving market requirements. Our application modernization solutions include Composer for Lotus Notes, Composer Sabertooth, Composer for Oracle Forms and Composer for COBOL. Our application development product families include NXJ Developer, Team Developer, ACCELL and VISION; and our data management software includes SQLBase and DataServer. We also have an integrated content archiving software solution, the AXS-One Compliance Platform ™, which enables organizations to securely capture, index, archive, retrieve, review, share, search, supervise and manage the retention, disposition, preservation and destruction of electronic records.

     Unify was initially incorporated in California in 1980 and later reincorporated in Delaware on April 10, 1996. We are headquartered in Roseville, California, and have offices in Maryland, New Jersey, Australia, Singapore, France, Germany, the UK and Canada. Our headquarters office is located at 1420 Rocky Ridge Drive, Suite 380, Roseville, California 95661. Our telephone number is (916) 218-4700 and our website address is http://www.unify.com.

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RISK FACTORS

     Investing in our securities will be subject to risks, including risks inherent in our business. The value of your investment may decline and could result in a loss. You should carefully consider the following factors as well as other information contained or incorporated by reference in this prospectus before deciding to invest in our securities.

Risks Related to the Offering

Issuance of the shares registered hereunder upon exercise of warrants or conversion of notes and the sale of the shares registered hereunder in the market could adversely affect our stock price.

     The 2,787,670 shares registered hereunder, if issued, would represent a significant percentage of our outstanding equity securities and our public float. If all or a substantial portion of these shares are issued and subsequently resold in the public market it could create a greater supply for our shares than demand and therefore have a negative impact on our stock price.

The conversion ratio of the convertible notes and the exercise price of the warrants may be substantially below the market price of our stock at the time of exercise.

     Some of the shares covered by this Prospectus are issuable at conversion ratios or exercise prices from between $1.35 and $5.00 per share. These conversion ratios and exercise prices are subject to downward adjustment in the event we issue additional shares of common stock at prices below the then-current conversion ratio or exercise price. Conversion of the notes or exercise of the warrants is only likely to occur at such time as the conversion ratio or exercise price, as the case may be, is lower than the current market price for our stock. Issuance of common stock at a price below our current market price would have a dilutive effect on current stockholders and could potentially have a negative impact on our stock price.

Risks Relating to the Company

Deterioration in general economic conditions has caused and could cause additional decreases or delays in spending by customers and could harm the ability to generate license revenues and the results of operations.

     The state of the global economy and availability of capital has and could further impact the spending patterns of existing and potential future customers. Any reduction in spending by, or loss of, existing or potential future customers would cause revenues to decline. Further, it may be difficult to adjust expenses and capital expenditures quickly enough to compensate for any unexpected revenue shortfall.

     Software purchases tend to be cyclical, reflecting overall economic conditions and budgeting and buying patterns. Since most revenues are derived from sales of software licenses, the current deterioration in economic conditions has caused and could cause additional decreases in or delays in software spending and is likely to reduce software license revenues and negatively impact the short term ability to grow revenues. Further, any decreased collectability of accounts receivable or early termination of agreements due to the current deterioration in economic conditions could negatively impact the results of operations.

If we default on any secured loan, all or a portion of our assets could be subject to forfeiture.

     To finance the cash portion of the acquisition of Gupta Technologies in 2006 and provide working capital, we entered into a Revolving Credit and Term Loan Agreement (the “Loan Agreement”) with ComVest on November 20, 2006. Under the Loan Agreement, we granted to ComVest a first priority security interest in substantially all of our assets. If we default on the Loan Agreement and are unable to cure the default pursuant to the terms of the agreement, our lender could take possession of any or all assets in which it holds a security interest, including intellectual property, and dispose of those assets to the extent necessary to pay off the debts, which could seriously harm our business. Furthermore, we may enter into other secured credit or loan agreements in the future. As of April 30, 2009, the outstanding loan balance of convertible debt was $1.4 million.

We are subject to intense competition.

     We have experienced and expect to continue to experience intense competition from current and future competitors including IBM, Microsoft Corporation, and Oracle Corporation. Often, these competitors have significantly greater financial, technical, marketing and other resources than Unify, in addition to having greater name recognition and more extensive customer bases. As a result, our competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements or devote greater resources to the development, promotion and sale of their products than we can.

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     In addition, current and potential competitors may make strategic acquisitions or establish cooperative relationships among themselves or with third parties, thereby increasing the ability of their products to address the needs of our prospective customers. Accordingly, it is possible that new competitors or alliances among current and new competitors may emerge and rapidly gain significant market share. Such competition could adversely affect our ability to sell additional licenses and maintenance and support renewals on terms favorable to us. Further, competitive pressures could require us to reduce the price of our products and related services, which could adversely affect our business, operating results, and financial condition. There can be no assurance that we will be able to compete successfully against current and future competition, and the failure to do so would have an adverse effect upon our business, operating results and financial condition.

The markets in which we compete are subject to rapid technological change.

     The markets in which we compete are characterized by rapid technological change, frequent introductions of new and enhanced products, changes in customer demands and evolving industry standards. The introduction of products embodying new technologies and the emergence of new industry standards can render existing products obsolete and unmarketable.

     Our future success will depend in part upon our ability to address the increasingly sophisticated needs of customers by developing new product functionality and enhancements that keep pace with technological developments, emerging industry standards and customer requirements.

     There can be no assurance that our products will continue to be perceived by our customers as technologically advantageous or that we will not experience difficulties that delay or prevent the sale of enhancements to existing products that meet with a significant degree of market acceptance. If the release dates of any future product enhancements, or new products are delayed, or if when released, they fail to achieve market acceptance, our business, operating results, and financial condition would be adversely affected.

We are dependent on indirect sales channels.

     A significant portion of our revenues are derived from indirect sales channels, including ISVs, VARs and distributors. ISVs, VARs and distributors accounted for approximately 61%, 64% and 61% of our software license revenues for fiscal 2009, 2008 and 2007, respectively. Our success therefore depends in part upon the performance of our indirect sales channels, over which we have limited influence. Our ability to achieve significant revenue growth in the future depends in part on maintaining and expanding our indirect sales channels worldwide. The loss of any major partners, either to competitive products offered by other companies or to products developed internally by those partners, or the failure to attract effective new partners, could have an adverse effect on our business, operating results, and financial condition.

There are numerous risks associated with our international operations and sales.

     Revenues derived from our international customers accounted for 68%, 78% and 73% of our total revenues, with the remainder from North America, in fiscal 2009, 2008 and 2007, respectively. If the revenues generated by our international operations are not adequate to offset the expense of maintaining such operations, our overall business, operating results and financial condition will be adversely affected. There can be no assurance that we will continue to be able to successfully market, sell and deliver our products in these markets. Although we have had international operations for a number of years, there are certain unique business challenges and risks inherent in doing business outside of North America, and such challenges and risks can vary from region to region. These include unexpected changes in regulatory requirements; export restrictions, tariffs and other trade barriers; difficulties in staffing and managing foreign operations; longer payment cycles; problems in collecting accounts receivable; political instability; fluctuations in currency exchange rates; seasonal reductions in business activity during the summer months in Europe and other parts of the world; unfamiliar or unusual business practices; and potentially adverse tax consequences, any of which could adversely impact the success of our international operations. There can be no assurance that one or more of these factors will not have an adverse effect on our future international operations and, consequently, on our business, operating results and financial condition. In addition, the Company’s subsidiaries and distributors in Europe, Australia, Singapore, Canada and Japan operate in local currencies. If the value of the U.S. dollar increases relative to foreign currencies, our business, operating results and financial condition could be adversely affected.

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Our stock price may be subject to volatility.

     Unify’s common stock price has been and is likely to continue to be subject to significant volatility. A variety of factors could cause the price of the common stock to fluctuate, perhaps substantially, including: announcements of developments related to our business; fluctuations in the operating results and order levels of Unify or its competitors; general conditions in the computer industry or the worldwide economy; announcements of technological innovations; new products or product enhancements from us or our competitors; changes in financial estimates by securities analysts; developments in patent, copyright or other intellectual property rights; and developments in our relationships with our customers, distributors and suppliers; legal proceedings brought against the Company or its officers; and significant changes in our senior management team. In addition, in recent years the stock market in general, and the market for shares of equity securities of many high technology companies in particular, have experienced extreme price fluctuations which have often been unrelated to the operating performance of those companies. Such fluctuations may adversely affect the market price of our common stock.

     Beginning on August 25, 2008, the Company’s stock started trading on the NASDAQ. Prior to being traded on the NASDAQ, the Company’s stock was traded over-the-counter on the “bulletin board”. Even though our stock is now traded on the NASDAQ, we do not receive any analyst coverage, our stock is thinly traded and our stock is considered to be micro cap stock. Our stock is therefore subject to greater price volatility than other larger companies whose stock trades on national market systems or major exchanges.

Our quarterly operating results may be subject to fluctuations and seasonal variability.

     Unify’s quarterly operating results have varied significantly in the past and we expect that they could vary significantly in the future. Such variations could result from the following factors: the size and timing of significant orders and their fulfillment; demand for our products; the quantity, timing and significance of our product enhancements and new product announcements or those of our competitors; our ability to attract and retain key employees; seasonality; changes in our pricing or our competitors’; realignments of our organizational structure; changes in the level of our operating expenses; incurrence of extraordinary operating expenses, changes in our sales incentive plans; budgeting cycles of our customers; customer order deferrals in anticipation of enhancements or new products offered by us or our competitors; product life cycles; product defects and other product quality problems; currency fluctuations; and general domestic and international economic and political conditions.

     Due to the foregoing factors, quarterly revenues and operating results may vary on a quarterly basis. Revenues and quarterly results may vary because software technology is rapidly evolving, and our sales cycle, from initial evaluation to purchase and the providing of maintenance services, can be lengthy and vary substantially from customer to customer. Because we normally deliver products within a short time of receiving an order, we typically do not have a backlog of orders. As a result, to achieve our quarterly revenue objectives, we are dependent upon obtaining orders in any given quarter for shipment in that quarter. Furthermore, because many customers place orders toward the end of a fiscal quarter, we generally recognize a substantial portion of our software license revenues at the end of a quarter. Our expense levels largely reflect our expectations for future revenue and are therefore somewhat fixed in the short term.

     We expect that our operating results will continue to be affected by the continually challenging IT economic environment as well as by seasonal trends. In particular, we anticipate relatively weaker demand in the fiscal quarters ending July 31 and October 31 as a result of reduced business activity in Europe during the summer months.

Our products are subject to lengthy sales cycles.

     Our application modernization solutions are used to implement comprehensive solutions including complete technology platform transitions and new applications. As a result, the delivery of our application modernization solutions generally involves a four to ten week implementation time and a significant commitment of management attention and resources by prospective customers. Accordingly, our sales cycle is subject to delays associated with the long approval process that typically accompanies significant initiatives or capital expenditures. Our business, operating results, and financial condition could be adversely affected if customers reduce or delay orders. There can be no assurance that we will not continue to experience these and additional delays in the future. Such delays may contribute to significant fluctuations of quarterly operating results in the future and may adversely affect those results.

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Our software products could contain defects and could be subject to potential release delays.

     Software products frequently contain errors or defects, especially when first introduced or when new versions or enhancements are released. There can be no assurance that, despite testing by us and current and potential customers, defects and errors will not be found in current versions, new versions or enhancements after commencement of commercial shipments, resulting in loss of revenues, delay in market acceptance, or unexpected re-programming costs, which could have an adverse effect upon our business, operating results and financial condition. Additionally, if the release dates of any future Unify product line additions or enhancements are delayed or if, when released, they fail to achieve market acceptance, our business, operating results, financial condition and cash flows would be adversely affected.

Our license agreements may not protect us from product liability claims.

     The license agreements we have with our customers typically contain provisions designed to limit our exposure to potential product liability claims. It is possible, however, that the limitation of liability provisions contained in these license agreements may not be effective as a result of existing or future federal, state or local laws or ordinances or unfavorable judicial decisions. The sale and support of current and future products may involve the risk of such claims, any of which are likely to be substantial in light of the use of these products in the development of core business applications. A successful product liability claim brought against the Company could have an adverse effect upon our business, operating results, and financial condition.

We rely upon technology from certain third-party suppliers.

     Unify is dependent on third-party suppliers for software which is embedded in some of its products. We believe that the functionality provided by software which is licensed from third parties is obtainable from multiple sources or could be developed by the Company. However, if any such third-party licenses were terminated, or not renewed, or if these third parties fail to develop new products in a timely manner, we could be required to develop an alternative approach to developing such products, which could require payment of additional fees to third parties or internal development costs and delays that might not be successful in providing the same level of functionality. Such delays, increased costs or reduced functionality could adversely affect our business, operating results and financial condition.

We may be subject to violations of our intellectual property rights.

     Unify relies on a combination of copyright, trademark and trade secret laws, non-disclosure agreements and other intellectual property protection methods to protect its proprietary technology. Despite our efforts to protect proprietary rights, unauthorized parties may attempt to copy aspects of our products or obtain and use information that we regard as proprietary. Policing unauthorized use of our products is difficult, and while we are unable to determine the extent to which piracy of our technology exists, piracy can be expected to be a persistent problem. In addition, the laws of some foreign countries do not protect our proprietary rights as fully as do the laws of the United States. There can be no assurance that our means of protecting our proprietary rights will be adequate and, to the extent such rights are not adequate, other companies could independently develop similar products using similar technology.

     Although there are no pending lawsuits against us regarding infringement of any existing patents or other intellectual property rights, and we have received no notices that we are infringing or allegedly infringing the intellectual property rights of others, there can be no assurance that such infringement claims will not be asserted by third parties in the future. If any such claims are asserted, there can be no assurance that we will be able to defend such claim or if necessary obtain licenses on reasonable terms. Our involvement in any patent dispute or other intellectual property dispute or action to protect trade secrets and know-how may have an adverse effect on our business, operating results, and financial condition. Adverse determinations in any litigation may subject us to significant liabilities to third parties, require that we seek licenses from third parties and prevent us from developing and selling our products. Any of these situations could have an adverse effect on our business, operating results, and financial condition.

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Our success is dependent upon the retention of key personnel and we may be unable to retain key employees.

     Our future performance depends on the continued service of key technical, sales and senior management personnel. With the exception of Unify’s president and chief executive officer, there are no other Unify technical, sales, executive or senior management personnel bound by an employment agreement. The loss of the services of one or more of our officers or other key employees could seriously harm our business, operating results and financial condition. Future success also depends on our continuing ability to attract and retain highly qualified technical, sales and managerial personnel. Competition for such personnel is intense, and we may fail to retain our key technical, sales and managerial employees, or attract, assimilate or retain other highly qualified technical, sales and managerial personnel in the future.

Rapid growth may significantly strain our resources.

     If we are able to achieve rapid and successful market acceptance of our current and future products, we may undergo a period of rapid growth. This expansion may significantly strain management, financial resources, customer support, operational and other resources. To accommodate this anticipated growth, we are continuing to implement a variety of new and upgraded operating and financial systems, procedures and controls, including the improvement of our internal management systems. There can be no assurance that such efforts can be accomplished successfully. Any failure to expand these areas in an efficient manner could have an adverse effect on our business, operating results, and financial condition. Moreover, there can be no assurance that our systems, procedures and controls will be adequate to support our future operations.

Our disclosure controls and procedures and our internal control over financial reporting may not be effective to detect all errors or to detect and deter wrongdoing, fraud or improper activities in all instances.

      While we believe we currently have adequate internal control over financial reporting, our management does not expect that our disclosure controls and procedures or our internal control over financial reporting will prevent all errors and fraud. In designing our control systems, management recognizes that any control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance of achieving the desired control objectives. Further the design of a control system must reflect the necessity of considering the cost-benefit relationship of possible controls and procedures. Because of inherent limitations in any control system, no evaluation of controls can provide absolute assurance that all control issues and instances of wrongdoing, if any, that may affect our operations, have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, that breakdowns can occur because of simple error or mistake and that controls may be circumvented by individual acts by some person, by collusion of two or more people or by management’s override of the control. The design of any control system also is based in part upon certain assumptions about the likelihood of a potential future event, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Because of the inherent limitations in cost-effective control systems, misstatements due to error or wrongdoing may occur and not be detected. Over time, it is also possible that controls may become inadequate because of changes in conditions that could not be, or were not, anticipated at inception or review of the control systems. Any breakdown in our control systems, whether or not foreseeable by management, could cause investors to lose confidence in the accuracy of our financial reporting and may have an adverse impact on our business and on the market price for Unify’s common stock.

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FORWARD-LOOKING STATEMENTS

     Some statements in this prospectus or any prospectus supplement, and the documents incorporated by reference in this prospectus or any prospectus supplement are known as “forward-looking statements,” as that term is used in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may relate to, among other things, future performance generally, business development activities, future capital expenditures, financing sources and availability and the effects of regulation and competition.

     When we use the words “believe,” “intend,” “expect,” “may,” “will,” “should,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project,” or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements.

     We warn you that forward-looking statements are only predictions. Actual events or results may differ as a result of risks that we face, including those set forth in the sections of this prospectus called “Risk Factors.” Those are representative of factors that could affect the outcome of the forward-looking statements. These and the other factors discussed elsewhere in this prospectus or any prospectus supplement and the documents incorporated by reference in them are not necessarily all of the important factors that could cause our results to differ materially from those expressed in our forward-looking statements. Forward-looking statements speak only as of the date they are made and we undertake no obligation to update them.

USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the common stock described in this prospectus.

SELLING STOCKHOLDERS

     The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the shares of common stock. The term “selling stockholders” includes the holders listed below and the beneficial owners of the shares and their transferees, pledges, donees or other successors.

     The information set forth in the following table is based upon information provided by each selling stockholder.

			Common Stock Beneficially
			Owned after the Offering (1)

	Common Stock		Common
	Beneficially Owned		Stock
	Prior to the		Offered in		Percent of
Name	Offering		this Offering	Number	Class
Special Situations Fund III QP, L.P. (2)	1,114,850	(3)	955,980	158,870	*
Special Situations Cayman Fund, L.P. (2)	372,567	(4)	336,569	35,998	*
Special Situations Private Equity Fund,
L.P. (2)	595,898	(5)	548,925	46,973	*
Special Situations Technology Fund,
L.P. (2)	102,747	(6)	94,837	7,910	*
Special Situations Technology Fund II,
L.P. (2)	501,246	(7)	460,743	40,503	*
ComVest Capital, LLC (8)	292,396	(9)	292,396	-	*
BlueLine Capital Partners III, L.P. (10)	759,942	(11)	26,250	733,692	7.2%
JurickaJurika Family Trust U/A, 3/17/1989 (12)	896,886	(13)	26,250	870,636	8.6%
Harold D. Copperman (14)	150,951	(15)	17,500	133,451	1.3%
Sirius Trust (16)	179,023	(17)	17,500	161,523	1.6%
IroquisIroquois Master Fund, Ltd.	10,720	(18)	10,720	-	*
____________________

*	Less than 1%

9

(1)	Number of shares beneficially owned and the percentage of shares beneficially owned are based on 10,130,999 shares of the Company’s common stock outstanding as of July 31, 2009. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable, or will become exercisable within 60 days of July 31, 2009, are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. Unless otherwise indicated, the individuals in the table may be contacted in care of Unify Corporation, 1420 Rocky Ridge Drive, Suite 380, Roseville, CA 95661.

(2)	MGP Advisors Limited (“MGP”) is the general partner of the Special Situations Fund III, QP, L.P. and the general partner of and investment adviser to the Special Situations Fund III, L.P. AWM Investment Company, Inc. (“AWM”) is the general partner of MGP, the general partner of and investment adviser to the Special Situations Cayman Fund, L.P. and the investment adviser to the Special Situations Fund III, QP, L.P., the Special Situations Technology Fund, L.P., the Special Situations Technology Fund II, L.P. and the Special Situations Private Equity Fund, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of MGP and AWM. Through their control of MGP and AWM, Messrs. Marxe and Greenhouse share voting and investment control over the portfolio securities of each of the funds listed above.

(3)	Consists of 829,087 shares of common stock, 181,805 shares issuable on the exercise of warrants and 103,958 shares issuable on the conversion of notes.

(4)	Consists of 276,890 shares of common stock, 61,891 shares issuable on the exercise of warrants and 33,786 shares issuable on the conversion of notes.

(5)	Consists of 440,775 shares of common stock, 100,545 shares issuable on the exercise of warrants and 54,578 shares issuable on the conversion of notes.

(6)	Consists of 74,253 shares of common stock, 18,098 shares issuable on the exercise of warrants and 10,396 shares issuable on the conversion of notes.

(7)	Consists of 369,342 shares of common stock, 85,123 shares issuable on the exercise of warrants and 46,781 shares issuable on the conversion of notes.

(8)	ComVest Capital, LLC (“ComVest”) is a Delaware limited liability company. The managing member of ComVest is ComVest Capital Management, LLC (“Management”). Michael Falk and Robert Priddy are the Managing Members of Management. ComVest directly beneficially owns 292,396 shares of the Issuer. Management, as managing member of ComVest, may be deemed to indirectly beneficially own such securities. Mr. Falk and Mr. Priddy, by virtue of their status as Co-Managing Members of Management, may be deemed to have indirect beneficial ownership of the securities owned by ComVest. However, Mr. Falk and Mr. Priddy disclaim any beneficial ownership of such securities.

On November 20, 2006, the Company entered into a revolving credit note agreement with ComVest Capital LLC. Under the terms of the agreement the Company can borrow up to $2.5 million. As of the date of this prospectus there was no amount outstanding on the revolver. The amount that can be borrowed under the revolver is based on the amount of eligible foreign and domestic accounts receivable outstanding. The revolver has an expiration date of November 30, 2010, and the Company incurs interest expense on funds borrowed at the prevailing prime rate plus 2.25% per annum.

(9)	Consists of 282,000 shares issuable on the exercise of warrants and 10,396 shares issuable on the conversion of notes.

(10)	BlueLine Capital Partners III, L.P. owns directly 100,074 shares of Unify common stock and notes convertible into up to 26,500 shares of Unify common stock. BlueLine Partners II, LLC is the sole general partner of BlueLine Capital Partners III, LP. An affiliated company, BlueLine Partners, LLC, is the sole general partner of BlueLine Capital Partners L.P. (which owns directly 507,476 shares of Unify common stock) and BlueLine Capital Partners II, L.P. (which owns directly 126,142 shares of Unify common stock). BlueLine Partners LLC is the sole general partner of each of BlueLine Capital Partners, L.P. and BlueLine Capital Partners II, L.P. Timothy Bacci and Scott Shuda are managing directors of BlueLine Partners, LLC. Mr. Bacci was appointed to Unify’s Board of Directors on August 20, 2009. All of the shares owned by the BlueLine entities described in this footnote were acquired upon completion of Unify’s acquisition of AXS-One on June 30, 2009.

10

(11)	Consists of 733,692 shares of common stock and 26,250 shares issuable on conversion of notes.

(12)	Jurika Family Trust U/A 3/17/1989 acquired an aggregate of 770,636 shares of Unify common stock upon completion of Unify’s acquisition of AXS-One on June 30, 2009. William Jurikahas dispositive powers over the securities, is the trustee for the Jurika Family Trust and therefore has voting and dispositive power over the shares owned by Jurika Family Trust.

(13)	Consists of 870,636 shares of common stock and 26,250 shares issuable on the conversion of notes.

(14)	Mr. Copperman acquired an aggregate of 133,451 shares of Unify common stock upon completion of Unify’s acquisition of AXS-One on June 30, 2009.

(15)	Consists of 133,451 shares of common stock and 17,500 shares issuable on the conversion of notes.

(16)	Sirius Trust acquired an aggregate of 161,523 shares of Unify common stock upon completion of Unify’s acquisition of AXS-One on June 30, 2009. Anthony BloomThe institute of Primafides (Suisse) S.A. has dispositive powers over the securities for is the trustee of the Sirius Trust., and therefore has voting and dispositive power over the shares owned by Sirius Trust. Sirius Trust acquired an aggregate of 161,523 shares of Unify common stock upon completion of Unify’s acquisition of AXS-One on June 30, 2009. Primafides (Suisse) SA is the trustee of Sirius Trust and has voting and dispositive power over the shares held by Sirius Trust. The Board of Directors of Primafides (Suisse) SA, which exercises voting and dispositive power over Primafides (Suisse) SA, consists of Phillipe de Salis, Dean Philip Graham, Magali Garcia-Baudin, Joseph Nigel Mifsud and Aris Tatis Solon.

(17)	Consists of 161,523 shares of common stock and 17,500 shares issuable on the conversion of notes.

(18)	Consists of 10,720 shares issuable on the exercise of warrants. Joshua Silverman has voting and dispositive powers over the warrants for Iroquois Master Fund.

     2009 Bridge Financing

     In June 2009, Unify assumed from four former stockholders of AXS-One secured convertible promissory notes in aggregate principal amount of $250,000. The notes bear interest at 5% per annum and are payable in 12 equal installments of principal and interest beginning June 30, 2010. The principal and accrued interest may be converted into shares of Unify common stock at any time at a conversion ratio of $3.00 per share, subject to adjustment. The shares issuable on conversion of these notes are registered in the Company’s registration statement on Form S-3 of which this prospectus is a part.

     2009 Warrant Exchange

     On April 24, 2009, the Company issued to Special Situations Funds warrants to purchase up to 190,182 shares of Unify’s common stock, in exchange for Special Situations Funds’ agreement to exercise certain previously issued warrants for cash. Shares issuable upon exercise of these warrants are registered in the Company’s registration statement on Form S-3 of which this prospectus is a part.

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PLAN OF DISTRIBUTION

     The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at the prevailing market price for the shares, at prices related to such market price, at varying prices or at negotiated prices.

     The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  an exchange distribution in accordance with the rules of the applicable exchange;

  privately negotiated transactions;

  short sales after the date the registration statement of which this prospectus is a part is declared effective by the Securities and Exchange Commission (“SEC”);

  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

  a combination of any such methods of sale; and

  any other method permitted pursuant to applicable law.

     The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

     In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out short positions entered into after the date the registration statement of which this prospectus is a part is declared effective by the SEC, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

12

     The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

     The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

     The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

     To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

     In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

     We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

     We have agreed to indemnify the selling stockholders and their affiliates and underwriters against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus; provided however that we will not be required to indemnify any selling stockholder to the extent that any loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished to us in writing specifically for use in this prospectus and in the registration statement. Likewise, each selling stockholder has agreed, severally but not jointly, to indemnify and hold harmless, to the extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company against any losses, claims, damages, liabilities, and expenses resulting from any untrue statement of a material fact or any omission of a material fact made in this prospectus or any violation by such selling stockholder of any rule or regulation promulgated under the Securities Act applicable to such selling stockholder and relating to action or inaction required of such selling stockholder in connection with the distribution of securities offered in this prospectus. No selling stockholder, however, will be liable to the Company for amounts in excess of the net proceeds received from the sale of such selling stockholder’s shares pursuant to this prospectus.

     We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of: (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act, or any successor provision. To comply with the securities laws of certain states, if applicable, the shares offered hereby will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

13

     Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in a distribution of the shares may be limited in its ability to engage in market activities with respect to such shares. In addition and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchase and sales of any of the shares by the selling stockholders. This may affect the marketability of the shares.

LEGAL MATTERS

     The validity of the common stock that is being offered pursuant to this prospectus will be passed upon by DLA Piper LLP (US), Sacramento, California.

EXPERTS

     The consolidated financial statements of Unify Corporation as of April 30, 2009 and 2008 and for each of the three years in the period ended April 30, 2009, included in our Annual Report on Form 10-K and incorporated by reference into this prospectus, have been audited by Grant Thornton LLP, independent registered public accountants, as indicated in their report with respect thereto, and are incorporated by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

WHERE YOU CAN FIND MORE INFORMATION

     Unify Corporation files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, statements or other information filed by Unify Corporation at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference rooms. The SEC filings of Unify are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. Unify stockholders may request a copy of such documents in writing or by calling Unify Corporation at (916) 218-4700, emailing Unify at investor_relations@Unify.com or writing to Unify Corporation, 1420 Rocky Ridge Drive, Suite 380, Roseville, California 95661, Attention: Investor Relations.

      We have filed with the Commission a registration statement on Form S-3 under the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. We incorporate by reference the documents listed below and any filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all the securities offered by this prospectus., including all such filings filed after the date of the initial registration statement and prior to the effectiveness of the registration statement. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which is incorporated by reference in this prospectus modifies or supersedes that statement. A statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus.

     Copies of the registration statement, including all exhibits to it, may be obtained from the Commission’s principal office in Washington, D.C. upon the payment of the fees prescribed by the Commission, or may be examined without charge at the offices of the Commission described above. Copies of these materials may also be obtained from the EDGAR database.

     The following documents filed by us with the Commission pursuant to the Exchange Act are incorporated by reference herein:

1.	Our Annual Report on Form 10-K for the fiscal year ended April 30, 2009, filed July 22, 2009 (file no. 001-11807);

2.	Our current Report on Form 8-K filed September 23, 2009 (file no. 001-11807);

3.	Our Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2009, filed September 18, 2009 (file no. 001-11807);

34.	Our current Report on Form 8-K/A filed September 15, 2009 (file no. 001-11807);

45.	Our current Report on Form NT 10-Q filed September 14, 2009 (file no. 001-11807);

56.	Our Quarterlycurrent Report on Form 8-K filed August 24, 20089 (file no. 001-11807); and

67.	The description of the common stock contained in our Registration Statement on Form 8-A, filed June 6, 1996 (file no. 001-11807).

     We will provide to each person to whom a copy of this prospectus is delivered, upon the written or oral request of such person, without charge, a copy of any or all of the documents that are incorporated herein by reference. Requests should be directed to: Unify Corporation, 1420 Rocky Ridge Drive, Roseville, CA 95661, Attention: Chief Financial Officer.

14

UNIFY CORPORATION

______________________________________

PROSPECTUS
______________________________________

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The following table sets forth the estimated expenses to be incurred by us in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.

Securities and Exchange Commission
Registration Fee	$46

Legal Fees and Expenses	5,000

Accounting Fees and Expenses	2,500

Miscellaneous	500

Total	$8,046

Item 15. Indemnification of Directors and Officers.

     Our Certificate of Incorporation eliminates a director’s personal liability to the Company or its stockholders for any monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of such director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived an improper benefit.

     Our Certificate of Incorporation also provides that the Company shall indemnify to the full extent authorized by law any person, testator or intestate made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company or any predecessor of the Company or serves or served any other enterprise as a director or officer at the request of the Company or any predecessor of the Company.

     Furthermore, the Certificate of Incorporation provides that neither any amendment nor repeal of the provisions providing for indemnification or elimination of personal liability under the Certificate of Incorporation nor the adoption of any provision inconsistent with such provisions shall eliminate or reduce the effect of the right of indemnification or elimination of personal liability provided under the Certificate of Incorporation in respect of any matter occurring, or any cause of action, suit or claim accruing or arising prior to such amendment, repeal or adoption of an inconsistent provision.

     Our Bylaws provide that the Company, to the maximum extent permitted by the General Corporation Law of the State of Delaware, including, without limitation, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware (as that Section may be amended and supplemented from time to time), indemnify any director, officer or trustee which it shall have power to indemnify under Section 145 against any expenses, liabilities or other matters referred to in or covered by that Section. The Bylaws further provide that such indemnification (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) shall continue as to a person who has ceased to be a director, officer or trustee and (iii) shall inure to the benefit of the heirs, executors and administrators of such a person. Pursuant to the Bylaws the Company’s obligation to provide indemnification under the Bylaws shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the Company or any other person.

     Additionally, the Certificate of Incorporation and the Bylaws, respectively, also provide that the Company shall pay expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Company as authorized in the Certificate of Incorporation or the relevant section of the General Corporation Law of the State of Delaware, respectively.

Item 16. Exhibits

Exhibit No.	Description
4.1	Specimen Common Stock Certificate *
4.2	Form of 2009 warrant **
4.3	Form of 5% Secured Convertible Promissory Note (Previously filed)
5.1	Opinion of DLA Piper LLP (US) (Previously filed)
10.1	Investor Rights Agreement dated June 2009 by and between the Company and the bridge note investors. (Previously filed)
23.1	Consent of Grant Thornton, Independent Registered Public Accounting Firm
23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)
24.1	Powers of Attorney (included on signature page)
____________________

*	Incorporated by reference to the exhibit to Registration Statement Form S-1 (Registration No. 333-3834) declared effective by the Securities and Exchange Commission on June 14, 1996.
**	Incorporated by reference to Exhibit 4.11 to the Company’s Form 10-K for the fiscal year ended April 30, 2009.

Item 17. Undertakings

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price, set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement.

      Provided, however, that:

      (A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement; and

      (B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

      (C) Provided, further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (4) That, for the purpose of determining liability under the Securities Act to any purchaser:

           (i) If the registrant is relying on Rule 430B:

      (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

      (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

           (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

           (5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

      The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

           (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

           (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

           (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

           (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-3

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseville, State of California, on August 31October __16, 2009.

UNIFY CORPORATION

By:	/s/ Todd E. Wille*
Todd E. Wille,
President and Chief Executive Officer

      KNOW BY ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Todd E. Wille and Steven D. Bonham, and each of them acting singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to act, without the other, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ Todd E. Wille*	President and Chief Executive Officer and Director	August 31October __16, 2009
Todd E. Wille	(Principal Executive Officer)

/s/ Steven D. Bonham	Chief Financial Officer (Principal Financial and	August 31October __16, 2009
Steven D. Bonham	Accounting Officer)

/s/ Tery R. Larew*	Director	August 31October __16, 2009
Tery R. Larew

/s/ Robert J. Majteles*	Director	August 31October __16, 2009
Robert J. Majteles

/s/ Steven D. Whiteman*	Director	August 31October __16, 2009
Steven D. Whiteman

/s/ Richard M. Brooks*	Director	August 31October __16, 2009
Richard M. Brooks

/s/ Robert M. Bozeman*	Director	August 31October __16, 2009
Robert M. Bozeman

/s/ Timothy Bacci*	Director	August 31October __16, 2009
Timothy Bacci

* /s/ Steven D. Bonham
Steven D. Bonham
Attorney-in-fact

Exhibit Index

Exhibit No.	Description
4.1	Specimen Common Stock Certificate *
4.2	Form of 2009 warrant **
4.3	Form of 5% Secured Convertible Promissory Note (Previously filed)
5.1	Opinion of DLA Piper LLP (US) (Previously filed)
10.1	Investor Rights Agreement dated June 2009 by and between the Company and the bridge note investors. (Previously filed)
23.1	Consent of Grant Thornton, Independent Registered Public Accounting Firm
23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)
24.1	Powers of Attorney (included on signature page)
____________________

*	Incorporated by reference to the exhibit to Registration Statement Form S-1 (Registration No. 333-3834) declared effective by the Securities and Exchange Commission on June 14, 1996.
**	Incorporated by reference to Exhibit 4.11 to the Company’s Form 10-K for the fiscal year ended April 30, 2009.

Exhibit 4.3

THIS SECURITY AND THE RIGHTS PROVIDED HEREIN ARE SUBJECT IN ALL RESPECTS TO THE TERMS OF THE THIRD AMENDED AND RESTATED SUBORDINATION AGREEMENT OF EVEN DATE HEREWITH AMONG THE AGENT OF THE PAYEE, THE AGENT OF THE HOLDERS OF THE SERIES A 6% SECURED CONVERTIBLE PROMISSORY NOTES, THE SERIES B 6% SECURED CONVERTIBLE PROMISSORY NOTES, THE SERIES C 6% SECURED CONVERTIBLE PROMISSORY NOTES, THE SERIES D 6% SECURED CONVERTIBLE PROMISSORY NOTES AND THE SERIES E 6% SECURED CONVERTIBLE PROMISSORY NOTES AND SAND HILL FINANCE, LLC.

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, SUCH COUNSEL AND THE SUBSTANCE OF SUCH OPINION SHALL BE REASONABLY ACCEPTABLE TO AXS-ONE INC. UNLESS PROHIBITED BY APPLICABLE LAW, RULE OR REGULATION, THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

AXS-ONE INC.

SERIES 2009 5% SECURED CONVERTIBLE PROMISSORY NOTE

U.S. $50,000	Rutherford, NJ
No.: 4	June [__], 2009

FOR VALUE RECEIVED, the undersigned, AXS-ONE INC., a Delaware corporation (the “Company”), hereby promises to pay to the order of Sirius Trust or any future holder of this promissory note (the “Payee”), at the principal office of the Payee set forth herein, or at such other place as the holder may designate in writing to the Company, the principal sum of the lesser of (i) Fifty Thousand Dollars (US$50,000) (the “Available Amount”) and (ii) so much thereof as shall have been advanced by the Payee to the Company (such lesser amount, the “Principal Amount”), together with all accrued but unpaid interest, in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts and in immediately available funds, as provided in this promissory note (the “Note”).

      Provided no Event of Default (as defined below) has occurred, advances under this Note up to an aggregate amount not exceeding the Available Amount may be requested from time to time upon written notice by the Company to the Payee (each, an “Advance Request”). Within two (2) Business Days of receipt of an Advance Request, the Payee shall pay to the Company the amount requested by wire transfer in immediately funds to an account designated by the Company. A record of all advances under this Note shall be maintained by each of the Company and the Payee in substantially the form of Exhibit A hereto; provided, however, that the failure to so record shall in no way limit the Company’s obligations with respect to repayment of all amounts due and owing hereunder.

      This Note is one of a duly authorized issue of Series 2009 5% Secured Promissory Notes of the Company, in an aggregate principal amount of up to Two Hundred and Fifty Thousand Dollars (US$250,000) (collectively, the “Promissory Notes”) issued pursuant to that certain Standby Convertible Note Purchase Agreement dated as of the date hereof (the “Purchase Agreement”; capitalized terms used herein without definition shall have the meanings assigned in the Purchase Agreement). The Promissory Notes rank pari passu in priority of payment and in all other respects with one another and rank senior to (i) all of the Series A 6% Secured Convertible Promissory Notes and the Series B 6% Secured Convertible Promissory Notes sold and issued by the Company for the aggregate amount of $5,000,000 on May 29, 2007, pursuant to a Convertible Note and Warrant Purchase Agreement (the “May 2007 Notes”), (ii) all of the Series C 6% Secured Convertible Promissory Notes sold and issued by the Company for the aggregate amount of $3,750,000 on November 16, 2007, pursuant to a Convertible Note and Warrant Purchase Agreement (the “November 2007 Notes”), (iii) all of the Series D 6% Secured Convertible Promissory Notes sold and issued by the Company for the aggregate amount of $2,100,000 on July 24, 2008, pursuant to a Convertible Note and Warrant Purchase Agreement (the “July 2008 Notes”), and (iv) all of the Series E 6% Secured Convertible Promissory Notes sold and issued by the Company for the aggregate amount of $1,100,000 on October 30, 2008, pursuant to a Convertible Note and Warrant Purchase Agreement (the “October 2008 Notes”).

      No payment, including any prepayment, shall be made hereunder unless payment, including any prepayment, is offered with respect to the other Promissory Notes in an amount which bears the same ratio to the then unpaid principal amount of such Promissory Notes as the payment made hereon bears to the then unpaid principal amount under this Note.

           1. Principal and Interest Payments.

                (a) If the closing of the Merger (as defined below) does not occur prior to June 30, 2010, the Company shall repay in full the entire Principal Amount plus all accrued and unpaid interest thereon on such date or, if the closing of the Merger does occur prior to June 30, 2010, the Company shall repay the Principal Amount plus all accrued and unpaid interest thereon in twelve (12) equal monthly installments of principal and interest commencing on the one year anniversary of the date of the closing of the Merger; provided, however, that, in each case, if, prior to the repayment by the Company of the entire Principal Amount plus all accrued and unpaid interest thereon, there occurs a Sale Transaction (as defined below) other than the Merger or an acceleration of the Company’s obligations under this Note as contemplated by this Note, the Company shall repay in full the entire Principal Amount plus all accrued and unpaid interest thereon on the date of such Sale Transaction or acceleration.

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      “Merger” shall mean the merger of a wholly-owned subsidiary (“Merger Sub”) of Unify Corporation, a Delaware corporation (“Unify”), with and into the Company, pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of April 16, 2009, by and among Unify, Merger Sub and the Company (the “Merger Agreement”).

      “Sale Transaction” shall mean (i) the sale or other disposition of all or substantially all of the Company’s assets or (ii) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Company held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such transaction or series of transactions.

                (b) Interest on the outstanding principal balance of this Note shall accrue at a rate of five percent (5.00%) per annum. Interest on the outstanding principal balance of this Note shall be computed on the basis of the actual number of days elapsed and a year of three hundred sixty (360) days and shall be payable as provided in Section 1(a). Furthermore, upon the occurrence and during the continuance of an Event of Default, then, to the extent permitted by law, the Company shall pay interest to the Payee, payable on demand, on the outstanding principal balance of this Note from the date of the Event of Default until cure thereof or payment in full, at a per annum rate equal to the lower of (A) five percent (5%) above the rate charged or then eligible to be charged by Sand Hill Finance, LLC or any other senior lender to the Company or (B) the maximum rate permitted by law.

                (c) The Company may prepay the outstanding principal amount of this Note or the interest thereon at any time and from time to time (a “Prepayment”) without the written consent of the Payee, provided that the Company shall provide at least ten (10) days prior written notice of the date on which the Company intends to make such a Prepayment (a “Prepayment Notice”). Any partial Prepayment shall be applied first to accrued but unpaid interest and second to unpaid principal. Nothing in this Section 1(c) shall limit the right of the Payee to convert this Note as set forth in Section 8 at any time after receipt of the Prepayment Notice and prior to the time at which such Prepayment is made.

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           2. Non-Business Days. Whenever any payment to be made shall be due on a non-Business Day, such payment may be due on the next succeeding Business Day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

           3. Security. This Note is secured pursuant to the terms of a Security Agreement dated as of the date hereof among the Company and the other parties thereto, including the holders of Promissory Notes set forth therein (the “Security Agreement”), by a security interest in the Collateral (as such term is defined in the Security Agreement), which security interest will rank senior to the security interests granted in connection with the May 2007 Notes, the November 2007 Notes, the July 2008 Notes and the October 2008 Notes. This Note is subject to the provisions of the Security Agreement.

           4. Subordination of Future Debt; Payment of Dividends. Except as provided in the Transaction Documents, any debt incurred after the date hereof to any creditor shall be subordinated to the indebtedness evidenced by this Note. The Company shall not declare or pay any dividend or distribution with respect to any preferred stock of the Company or common stock, par value $0.01 per share, of the Company (the “Common Stock”) other than a pro rata dividend with respect to the Common Stock payable solely in shares of Common Stock.

           5. Representations and Warranties of the Company. The Company represents and warrants to the Payee as follows:

                (a) The Company has been duly incorporated and is validly existing and in good standing under the laws of the state of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted.

                (b) This Note has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms except as limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding at law or equity), and the Company has full power and authority to execute and deliver this Note and to perform its obligations hereunder.

           6. Events of Default. The occurrence of any of the following events shall be an “Event of Default” under this Note:

                (a) the Company shall fail to pay the principal or any accrued interest hereunder, or under any other Promissory Note, the May 2007 Notes, the November 2007 Notes, the July 2008 Notes or the October 2008 Notes after the date such payment shall become due and payable hereunder or thereunder;

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                (b) if default shall be made in the performance or observance of any representation, warranty, covenant or agreement contained in this Note, in the Security Agreement, in the Purchase Agreement, in any other Promissory Note, in any May 2007 Note, in any November 2007 Note, in any July 2008 Note, in any October 2008 Note or in any other agreement between the Company and the Payee relating to indebtedness of the Company to the Payee or any of its affiliates for borrowed money and such default shall have continued for a period of five (5) days after Company’s receipt of written notice of such default (unless such default is on account of failure to give a required notice, in which event such 5 day cure period shall commence with the date of such default);

                (c) the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (the “Bankruptcy Code”) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic), or (vi) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

                (d) a proceeding or case shall be commenced in respect of the Company or any of its subsidiaries without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of thirty (30) consecutive days or any order for relief shall be entered in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or any of its subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Company or any of its subsidiaries and shall continue undismissed, or unstayed and in effect for a period of ninety (90) consecutive days.

           7. Remedies Upon an Event of Default. If an Event of Default shall have occurred and shall be continuing, the Payee of this Note may at any time at its option, declare the entire unpaid Principal Amount, together with all interest accrued thereon, due and payable, and thereupon, the same shall be accelerated and be due and payable; provided, however, that upon the occurrence of an Event of Default described in Sections 6(c) and (d), without presentment, demand, protest or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Company, the outstanding Principal Amount and accrued interest hereunder shall be automatically due and payable; provided, further, that upon the occurrence of an Event of Default described in Sections 6(a) and (b), the Payee may exercise or otherwise enforce any one or more of the Payee’s rights, powers, privileges, remedies and interests under this Note or applicable law. No course of delay on the part of the Payee shall operate as a waiver thereof or otherwise prejudice the right of the Payee. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

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           8. Conversion.

                (a) General. The holder of this Note shall have the right at any time after the closing of the Merger and prior to the one year anniversary of the date of the closing of the Merger, at such holder’s option, to convert all or any lesser portion of the Principal Amount plus accrued and unpaid interest thereon into such number of fully paid and non-assessable shares of common stock, $0.001 par value (the “Unify Common Stock”), of Unify as is determined by dividing (i) the portion of the Principal Amount to be converted plus accrued and unpaid interest thereon by (ii) the Conversion Rate (as defined below) then in effect for this Note. The initial conversion rate shall be $3.00, such rate to be subject to adjustment in accordance with the provisions of this Section 8. Such conversion rate in effect from time to time, as adjusted pursuant to this Section 8, is referred to herein as a “Conversion Rate.” All of the remaining provisions of this Section 8 shall apply separately to each Conversion Rate in effect from time to time with respect to this Note.

                (b) Mechanics of Conversion.

                (i) Such right of conversion shall be exercised by the Payee by delivering to Unify a conversion notice in the form attached hereto as Exhibit B (the “Conversion Notice”), appropriately completed and duly signed, and by surrender to Unify not later than two (2) Business Days thereafter of this Note. The Conversion Notice shall also contain a statement of the name or names (with addresses and tax identification or social security numbers) in which the certificate or certificates for Unify Common Stock shall be issued, if other than the name in which this Note is registered. Promptly after the receipt of the Conversion Notice, Unify shall issue and deliver, or cause to be delivered, to the Payee or such Payee’s nominee, a certificate or certificates for the number of shares of Unify Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected as of the close of business on the date of receipt by Unify of the Conversion Notice (the “Conversion Date”), and the person or persons entitled to receive the shares of Unify Common Stock issuable upon conversion shall be treated for all purposes as the holder or holders of record of such shares of Unify Common Stock as of the close of business on the Conversion Date. If the Payee has not converted the entire amount of this Note pursuant to the Conversion Notice, then Unify shall execute and deliver to the Payee a new Note instrument identical in terms to this Note, but with a principal amount reflecting the unconverted portion of this Note. The new Note instrument shall be delivered subject to the same timing terms as the certificates for the Unify Common Stock.

                (ii) Unify shall effect such issuance of Unify Common Stock within three (3) Business Days following the Conversion Date and shall transmit the certificates by messenger or reputable overnight delivery service to reach the address designated by such holder within three (3) Business Days after the receipt by Unify of such Conversion Notice. Provided that the holder complies with all of the provisions of this Note relating to the conversion hereof, if certificates evidencing the Unify Common Stock are not received by the holder (through no fault or negligence of the holder) within five (5) Business Days following the Conversion Date, then the holder shall be entitled to revoke and withdraw its Conversion Notice, in whole or in part, at any time prior to its receipt of those certificates.

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                (c) Fractional Shares. Unify shall not be required to issue a fractional share of Unify Common Stock upon conversion of this Note. As to any fraction of a share which the holder of this Note would otherwise be entitled to acquire upon such conversion, Unify shall pay an amount in cash equal to the Current Market Price (as defined below) per share of Unify Common Stock on the date of conversion, multiplied by such fraction.

      “Current Market Price” means, in respect of any share of Unify Common Stock on any date herein specified:

      (1) if there shall not then be a public market for the Unify Common Stock, the higher of (a) the book value per share of Unify Common Stock at such date, and (b) the fair market value per share of Unify Common Stock as determined in good faith by the Board of Directors of Unify, or

      (2) if there shall then be a public market for the Unify Common Stock, the average of the daily market prices for the 20 consecutive trading days immediately before such date. The daily market price for each such trading day shall be (i) the closing bid price on such day on the principal stock exchange (including Nasdaq) on which such Unify Common Stock is then listed or admitted to trading, or quoted, as applicable, (ii) if no sale takes place on such day on any such exchange, the last reported closing bid price on such day as officially quoted on any such exchange (including Nasdaq), (iii) if the Unify Common Stock is not then listed or admitted to trading on any stock exchange, the last reported closing bid price on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic Quotation System or the Pink Sheets LLC, (iv) if no such price is so furnished, as furnished by any similar entity then engaged in such business, or (v) if there is no such entity, as furnished by any member of the Financial Industry Regulatory Authority (“FINRA”) selected mutually by holders of a majority in interest of the Promissory Notes and Unify or, if they cannot agree upon such selection, as selected by two such members of FINRA, one of which shall be selected by holders of a majority in interest of the Promissory Notes and one of which shall be selected by Unify.

      (d) Stock Dividends, Subdivisions and Combinations. If at any time while this Note is outstanding, Unify shall:

      (i) cause the holders of Unify Common Stock to be entitled to receive a dividend payable in, or other distribution of, additional shares of Unify Common Stock;

      (ii) subdivide its outstanding shares of Unify Common Stock into a larger number of shares of Unify Common Stock; or

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      (iii) combine its outstanding shares of Unify Common Stock into a smaller number of shares of Common Stock,

then in each such case the Conversion Rate shall be multiplied by a fraction of which the numerator shall be the number of shares of Unify Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Unify Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this Section 8(d) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clauses (ii) or (iii) of this Section 8(d) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that a Conversion Rate is calculated hereunder, then the calculation of such Conversion Rate shall be adjusted appropriately to reflect such event.

      (e) Certain Other Distributions. If at any time while this Note is outstanding Unify shall take a record of the holders of Unify Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

                (i) cash;

      (ii) any evidences of its indebtedness, any shares of stock of any class or any other securities or property or assets of any nature whatsoever (other than cash or additional shares of Unify Common Stock as provided in Section 8(d)); or

      (iii) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property or assets of any nature whatsoever (in each case set forth in subparagraphs 8(e)(i), 8(e)(ii) and 8(e)(iii), the “Distributed Property”),

then upon any conversion of this Note that occurs after such record date, the holder of this Note shall be entitled to receive, in addition to the shares of Unify Common Stock, the Distributed Property that such holder would have been entitled to receive in respect of such number of shares of Unify Common Stock had the holder been the record holder of such shares of Unify Common Stock as of such record date. Such distribution shall be made whenever any such conversion is made. In the event that the Distributed Property consists of property other than cash, then the fair value of such Distributed Property shall be as determined in good faith by the Board of Directors of Unify and set forth in reasonable detail in a written valuation report (the “Valuation Report”) prepared by the Board of Directors of Unify. Unify shall give written notice of such determination and a copy of the Valuation Report to the holder of this Note, and if the holder objects to such determination within twenty (20) Business Days following the date such notice is given, Unify shall submit such valuation to an investment banking firm of recognized national standing selected by the holder of this Note and acceptable to Unify in its reasonable discretion, whose opinion shall be binding upon Unify and the holder of this Note. A reclassification of the Unify Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Unify Common Stock and shares of any other class of stock shall be deemed a distribution by Unify to the holders of Unify Common Stock of such shares of such other class of stock within the meaning of this Section 8(e) and, if the outstanding shares of Unify Common Stock shall be changed into a larger or smaller number of shares of Unify Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Unify Common Stock within the meaning of Section 8(d).

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           9. Other Provisions Applicable to Adjustments. The following provisions shall be applicable to the making of adjustments of the number of shares of Unify Common Stock into which this Note is convertible and the current Conversion Rate provided for in Section 8:

                (a) When Adjustments to Be Made. The adjustments required by Section 8 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment to the Conversion Rate that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Unify Common Stock, as provided for in Section 8(d)) up to, but not beyond the Conversion Date if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Unify Common Stock into which this Note is convertible immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by Section 8 and not previously made, would result in a minimum adjustment or on the Conversion Date. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                (b) Fractional Interests. In computing adjustments under Section 8, fractional interests in Unify Common Stock shall be taken into account to the nearest 1/100th of a share.

                (c) When Adjustment Not Required. If Unify undertakes a transaction contemplated under Section 8(e) and as a result takes a record of the holders of Unify Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights or other benefits contemplated under Section 8(e) and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights or other benefits contemplated under Section 8(e), then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

           10. Replacement. Upon receipt of a duly executed, notarized and unsecured written statement from the Payee with respect to the loss, theft or destruction of this Note (or any replacement hereof) and, if requested by the Company, an indemnity bond customary in the industry, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Company shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

9

           11. Parties in Interest, Transferability. This Note shall be binding upon the Company and its successors and permitted assigns and the terms hereof shall inure to the benefit of the Payee and its successors and assigns. This Note may be transferred or sold, subject to the provisions of Section 19, or pledged, hypothecated or otherwise granted as security by the Payee.

           12. Amendments. This Note may not be waived, modified or amended in any manner except in writing executed by the Company and the Majority Noteholders (as defined below) which writing shall be binding upon the Payee regardless of whether the Payee is among the holders actually executing such writing; provided that any such waiver, modification or amendment that would have a materially disproportionate adverse effect on the Payee’s rights hereunder compared to the holders of the other Promissory Notes shall require execution by the Payee. “Majority Noteholders” shall mean the holders of a majority-in-interest of principal amount of all then-outstanding Promissory Notes. Until such time as the Merger Agreement shall have been terminated or the Merger consummated, this Note may not be amended or modified without the prior written consent of Unify.

           13. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The Company will give written notice to the Payee at least twenty (20) days prior to the date on which dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to the Payee prior to such information being made known to the public. Notices to the Payee shall be made to the address set forth in the Purchase Agreement. Notices to the Company shall be made to the following:

Address of the Company:	AXS-One Inc.
301 Route 17 North
Rutherford, New Jersey 07070
Attention: Chief Financial Officer
Facsimile No.: (201) 935-5230

with a copy (which shall	Wiggin and Dana LLP
not constitute notice) to:	400 Atlantic Street
Stamford, Connecticut 06901
Attention: Michael Grundei
Facsimile No.: (203) 363-7676

           14. Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

10

           15. Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

           16. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Payee’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Payee and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Payee and that the remedy at law for any such breach may be inadequate. Therefore, the Company agrees that, in the event of any such breach or threatened breach, the Payee shall be entitled, in addition to all other available rights and remedies, at law or in equity, to such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

           17. Failure or Indulgence Not Waiver. No failure or delay on the part of the Payee in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

           18. Enforcement Expenses. The Company agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, reasonable attorneys’ fees and expenses.

           19. Compliance with Securities Laws. The Payee of this Note acknowledges that this Note is being acquired solely for the Payee’s own account and not as a nominee for any other party, and for investment, and that the Payee shall not offer, sell or otherwise dispose of this Note other than in compliance with applicable state securities laws and the laws of the United States of America and as guided by the rules of the Securities and Exchange Commission. Any note issued in substitution or replacement for this Note shall be stamped or imprinted with legends, as applicable, in substantially the form stamped or imprinted hereon.

           20. Severability. The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this Note in any jurisdiction.

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           21. Company Waivers.

                (a) Except as otherwise specifically provided herein, the Company and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or the Company liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

                (b) No delay or omission on the part of the Payee in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Payee, nor shall any waiver by the Payee of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

                (c) THE COMPANY ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE PAYEE OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

[Signature page follows.]

12

           IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date first written above.

AXS-ONE INC.

By:
Name:
Title:

ACKNOWLEDGED AND AGREED TO FOR PURPOSES OF
ACKNOWLEDGING SECTIONS 8, 9 AND 12 ONLY, BY:

UNIFY CORPORATION

By:
Name:
Title:

PAYEE

Print Exact Name:

By:
Name:
Title:

[Signature Page to Series 2009 5% Secured Promissory Note]

13

EXHIBIT A

Amount of Advance	Date of Advance	Outstanding Principal Balance

14

EXHIBIT B

FORM OF CONVERSION NOTICE

(To be executed by the registered holder in order to convert the Note)

The undersigned hereby irrevocably elects to convert the Series 2009 5% Secured Convertible Promissory Note (the “Note”) of AXS-One Inc., a Delaware corporation, held by the undersigned into shares of common stock, $0.001 par value (the “Unify Common Stock”), of Unify Corporation, a Delaware corporation (“Unify”), according to the terms and conditions of the Note and the conditions hereof, as of the date written below. The undersigned hereby requests that certificates for the shares of Unify Common Stock to be issued to the undersigned pursuant to this Conversion Notice be issued in the name of, and delivered to, the undersigned or its designee as indicated below. If the shares of Unify Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. A copy of the Note being converted is attached hereto (and the original Note shall be transmitted to Unify pursuant to the terms thereof). All capitalized terms used in this Conversion Notice, but not otherwise defined herein shall have the meanings assigned in the Note.

Date of Conversion (Date of Notice)

Principal Amount of Note to be Converted

Principal Amount of Note not to be Converted (Principal Amount Remaining after Conversion)

Amount of accumulated and unpaid interest on principal amount of Note to be Converted

Number of shares of Unify Common Stock to be Issued (including conversion of accrued but unpaid interest on Notes to be Converted)

Applicable Conversion Value

Conversion Information: [NAME OF HOLDER]

Address of Holder:

Issue Common Stock to (if different than above):

Name:
Address:

Tax ID #:

Name of Holder

By:
Name:
Title:

15

DLA Piper LLP (US)
400 Capitol Mall
Suite 2400
Sacramento, California 95814-4428
T 916.930.3240
F 916.930.3201
W www.dlapiper.com

Exhibit 5.1

August 27, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re:
       Unify Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

As legal counsel for Unify Corporation, a Delaware corporation (the "Company"), we are rendering this opinion in connection with the registration on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, of 2,787,670 shares of common stock of the Company ("Common Stock'), including 347,395 shares of Common Stock issuable by the Company upon the conversion of certain convertible term notes described in the Registration Statement (the "Conversion Shares"), and 740,182 shares of Common Stock issuable by the Company upon the exercise of certain warrants described in the Registration Statement (the "Warrant Shares"), to be sold by the selling stockholders named in the Registration Statement.

We have examined such instruments, documents and records as we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. With respect to our opinion below that the shares of Common Stock have been duly authorized, we have relied solely upon our examination of the authorized shares provision of the Company's Certificate of Incorporation, as amended to the date hereof and as certified to be complete and true by the Secretary of the Company. With respect to our opinion that the Conversion Shares will be validly issued, we have assumed that such shares will be issued in accordance with the terms of the convertible term notes and will be evidenced by appropriate certificates, duly executed and delivered. With respect to our opinion that the Warrant Shares will be validly issued, we have assumed that such shares will be issued in accordance with the terms of the warrants and will be evidenced by appropriate certificates, duly executed and delivered.

Based on such examination, we are of the opinion that the shares being registered pursuant to the Registration Statement will be duly authorized and validly issued, fully paid and nonassessable, in the case of the Warrant Shares, if and when issued upon the exercise of the warrants in accordance with the terms of the warrants, and in case of the Conversion Shares, if and when issued upon the conversion of the convertible term notes in accordance with the terms of the notes.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement. This opinion is to be used only in connection with the issuance of the Conversion Shares and Warrant Shares while the Registration Statement is in effect.

/s/ DLA Piper LLP (US)

Serving clients globally

Exhibit 10.1

INVESTOR RIGHTS AGREEMENT

      This Investor Rights Agreement (this “Agreement”) is made and entered into as of June [__], 2009 among Unify Corporation, a Delaware corporation (the “Company”), and each of the investors executing this Agreement and listed on Schedule 1 attached hereto (the “New Investors”), each of the investors executing this Agreement and listed on Schedule 2 attached hereto (the “Prior Investors”) and each of the investors executing this Agreement and listed on Schedule 3 attached hereto (the “Management Investors” and, collectively with the New Investors and the Prior Investors, the “Investors”).

      WHEREAS, the Company has entered into the Agreement and Plan of Merger, dated as of April 16, 2009 (the “Merger Agreement”), by and among the Company, a wholly-owned subsidiary of the Company (“Merger Sub”) and AXS-One Inc., a Delaware corporation (“AXS-One”), which provides for the merger (the “Merger”) of Merger Sub with and into the Company, subject to the terms and conditions set forth therein;

      WHEREAS, each of the Prior Investors and the Management Investors are entitled to receive a certain number of shares (the “Earn-Out Shares”) of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), pursuant to Section 4.7 of the Merger Agreement;

      WHEREAS, this Agreement is being entered into pursuant to the Standby Convertible Note Purchase Agreement, dated as of the date hereof, by and among AXS-One and the New Investors (the “Purchase Agreement”); and

      WHEREAS, the Company wishes to induce the New Investors to purchase the Series 2009 5% Secured Convertible Promissory Notes (the “Notes”) in accordance with the terms and conditions of the Purchase Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

      1. Definitions.

      Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

      “ Advice” shall have the meaning set forth in Section 3(m).

      “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

      “ Board” shall have the meaning set forth in Section 3(n).

      “Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of California generally are authorized or required by law or other government actions to close.

      “ Commission” means the Securities and Exchange Commission.

      “Conversion Shares” means the shares of Common Stock issuable upon conversion of the Notes purchased by the New Investors pursuant to the Purchase Agreement.

      “Effectiveness Date” means, with respect to the Initial Registration Statement required to be filed hereunder, the 60th calendar day following the last date of the Filing Period (or, in the event of a “review” by the Commission, the 90th calendar day following the last date of the Filing Period) and with respect to any additional Registration Statements which may be required pursuant to Section 3(b), the 60th calendar day following the date on which an additional Registration Statement is required to be filed hereunder; provided, however, that in the event the Company is notified by the Commission that one or more of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be no later than the fifth trading day following the date on which the Company is so notified if such date precedes the dates otherwise required above.

      “ Effectiveness Period” shall have the meaning set forth in Section 2.

      “ Exchange Act” means the Securities Exchange Act of 1934, as amended.

      “Filing Period” means the period, if any, commencing with the closing of the Merger and ending June 30, 2010 and, with respect to any additional Registration Statements which may be required pursuant to Section 3(b), the earliest practical date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities.

      “Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities, including without limitation the Investors and their assignees.

      “ Indemnified Party” shall have the meaning set forth in Section 5(c).

      “ Indemnifying Party” shall have the meaning set forth in Section 5(c).

      “Initial Registration Statement” means the initial Registration Statement which includes the Initial Shares filed pursuant to this Agreement.

      “Initial Shares” means a number of Registrable Securities equal to the lesser of (a) the total number of Registrable Securities, (b) one-third of the number of issued and outstanding shares of Common Stock that are held by non-affiliates of the Company on the day immediately prior to the filing date of the Initial Registration Statement and (c) such lesser amount of Registrable Securities as may be required by SEC Guidance.

      “ Losses” shall have the meaning set forth in Section 5(a).

      “Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

      “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

      “Prospectus” means the prospectus included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

      “Registrable Securities” means (a) the Conversion Shares, Earn-Out Shares or other securities issued or issuable to each Investor or its transferee or designee (i) upon conversion of the Notes or upon any dividend or distribution with respect to, any exchange for or any replacement of such Notes, Conversion Shares or Earn-Out Shares or (iii) upon any conversion, exercise or exchange of any securities issued in connection with any such dividend, distribution, exchange or replacement, (b) securities issued or issuable upon any stock split, stock dividend, recapitalization or similar event with respect to the foregoing and (c) any other security issued as a dividend or other distribution with respect to, in exchange for, in replacement or redemption of or in reduction of the liquidation value of any of the securities referred to in the preceding clauses; provided, however, that such securities shall cease to be Registrable Securities when such securities have been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or when such securities may be sold without any volume limitations pursuant to Rule 144 as determined by counsel to the Company pursuant to a written opinion letter, addressed to the Company’s transfer agent to such effect.

      “Registration Statement” means the registration statements and any additional registration statements contemplated by Section 2, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference in such registration statement.

      “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

      “Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

      “Rule 416” means Rule 416 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

      “Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

      “Rule 430A” means Rule 430A promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

      “Rule 461” means Rule 461 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

      “Rule 501” means Rule 501 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

      “SEC Guidance” means (i) any written or oral guidance, comments, requirements or requests of the Commission staff and (ii) the Securities Act.

      “ Securities Act” means the Securities Act of 1933, as amended.

      2. Termination; Registration. During the Filing Period, the Company shall prepare and file with the Commission an Initial Registration Statement for the resale of all or such maximum portion of the Registrable Securities as permitted by SEC Guidance (provided that the Company shall use diligent efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, the Manual of Publicly Available Telephone Interpretations D.29) that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 (as promulgated under the Securities Act) (or if such form is not available to the Company on another form appropriate for such registration in accordance herewith). The Company shall use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act not later than the Effectiveness Date (including filing with the Commission a request for acceleration of effectiveness in accordance with Rule 461 within five (5) Business Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be “reviewed,” or not be subject to further review) and to keep such Registration Statement continuously effective under the Securities Act until such date as is the earlier of (x) the date when all Registrable Securities covered by such Registration Statement have been sold or (y) the first anniversary date of the effectiveness of such Registration Statement (the “ Effectiveness Period”). For purposes of the obligations of the Company under this Agreement, no Registration Statement shall be considered “effective” with respect to any Registrable Securities unless such Registration Statement lists the Holders of such Registrable Securities as “Selling Stockholders” and includes such other information as is required to be disclosed with respect to such Holders to permit them to sell their Registrable Securities pursuant to such Registration Statement, unless any such Holder is not included as a “Selling Stockholder” pursuant to Section 3(m). Such Registration Statement also shall cover, to the extent allowable under the Securities Act and the Rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. Notwithstanding the foregoing or any other provision of this Agreement, if any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities or unless otherwise required by SEC Guidance, the number of Registrable Securities to be registered on such Registration Statement shall be reduced on a pro rata basis based on the total number of unregistered Registrable Securities held by the Holders, to the extent permitted by SEC Guidance; provided, however, that, prior to any reduction in the number of Registrable Securities included in a Registration Statement as set forth in this sentence, the number of shares of Common Stock that are not Registrable Securities and which shall have been included on such Registration Statement shall be reduced by up to 100%, if such reduction will permit the registration of additional Registrable Securities.

      3. Registration Procedures.

      In connection with the Company’s registration obligations hereunder, the Company shall:

      (a) Prepare and file with the Commission during the Filing Period, a Registration Statement on Form S-3 (as promulgated under the Securities Act) (or if such form is not available to the Company on another form appropriate for such registration in accordance herewith) (which shall include a Plan of Distribution substantially in the form of Exhibit A attached hereto), and cause the Registration Statement to become effective and remain effective as provided herein; provided, however, that not less than three (3) Business Days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto, the Company shall (i) furnish to the Holders or their counsel, copies of all such documents proposed to be filed, which documents (other than those incorporated by reference) shall be subject to the review of the Holders or their counsel, and (ii) at the request of any Holder cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of counsel to such Holders, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities or their counsel shall reasonably object within three (3) Business Days after their receipt thereof. In the event of any such objection, the Holders shall provide the Company with any requested revisions to such prospectus or supplement within two (2) Business Days of such objection.

      (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and to the extent any Registrable Securities are not included in such Registration Statement for reasons other than the failure of the Holder to comply with Section 3(m), shall prepare and file with the Commission such amendments to the Registration Statement or such additional Registration Statements as are appropriate in order to register for resale under the Securities Act all Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably practicable to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as reasonably practicable provide the Holders true and complete copies of all correspondence from and to the Commission relating to the Registration Statement, but not, without the prior written consent of the Holders, any comments that would result in the disclosure to the Holders of material and non-public information concerning the Company; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

      (c) Notify Holders of Registrable Securities to be sold as promptly as reasonably practicable (i) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (ii) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement; and (iii) with respect to the Registration Statement or any post-effective amendment, when the same has become effective, and after the effectiveness thereof: (A) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (B) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (C) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (D) if the financial statements included in the Registration Statement become ineligible for inclusion therein or of the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limitation to any remedies to which the Holders may be entitled under this Agreement, if any of the events described in Section 3(c)(iii) occur, the Company shall use its reasonable best efforts to respond to and correct the event.

      (d) Use its reasonable best efforts to avoid the issuance of or, if issued, use reasonable best efforts to obtain the withdrawal of, (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable time.

      (e) If requested by any Holder, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the Company reasonably agrees should be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

      (f) Furnish to each Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

      (g) Promptly deliver to each Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

      (h) Prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions within the United States as any Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

      (i) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by applicable law and the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any Holder may request at least two (2) Business Days prior to any sale of Registrable Securities.

      (j) Following the occurrence of any event contemplated by Section 3(c)(iii)(D), as promptly as possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (k) Cause all Registrable Securities relating to such Registration Statement to be listed on any United States securities exchange, quotation system, market or over-the-counter bulletin board on which similar securities issued by the Company are then listed.

      (l) Comply in all material respects with all applicable rules and regulations of the Commission with respect to the Registration Statement.

      (m) Request each selling Holder to furnish to the Company information regarding such Holder and the distribution of such Registrable Securities as is required by law or the Commission to be disclosed in the Registration Statement, and the Company may exclude from such registration the Registrable Securities of any such Holder who fails to furnish such information within a reasonable time prior to the filing of each Registration Statement, supplemented Prospectus and/or amended Registration Statement.

      If the Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (if such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force) the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

      Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(iii) or 3(n), such Holder shall forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 3(j), or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

      (n) If (i) there is material non-public information regarding the Company which the Company’s Board of Directors (the “Board”) reasonably determines not to be in the Company’s best interest to disclose and which the Company is not otherwise required to disclose, or (ii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to the Company which the Board reasonably determines not to be in the Company’s best interest to disclose and which the Company would be required to disclose under the Registration Statement, then the Company may (i) postpone or suspend filing or effectiveness of a registration statement or (ii) notify the Holders that the Registration Statement may not be used in connection with any sales of the Company’s securities, in each case, for a period not to exceed 30 consecutive days, provided that the Company may not postpone or suspend its obligation under this Section 3(n) for more than 60 days in the aggregate during any 12 month period.

      4. Registration Expenses.

      All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with each securities exchange, quotation system, market or over-the-counter bulletin board on which Registrable Securities are required hereunder to be listed, (B) with respect to filings required to be made with the Commission and (C) in compliance with state securities or “Blue Sky” laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing or photocopying prospectuses), (iii) messenger, telephone and delivery expenses, (iv) Securities Act liability insurance, if the Company so desires such insurance, and (v) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, the Company’s independent public accountants (including, in the case of an underwritten offering, the expenses of any “comfort letters” or costs associated with the delivery by independent public accountants of a “comfort letter” or “comfort letters”) and legal counsel. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. The Company shall reimburse the Holders for the reasonable fees and disbursements of one firm or counsel designated by the Holders of at least a majority of the Registrable Securities to act as counsel for the Holders in connection with the Registration Statements filed pursuant hereto or any piggyback registrations under Section 7(e); provided, that the Company’s reimbursement obligation for such reasonable fees and disbursements shall not exceed $5,000 in the aggregate. Notwithstanding the foregoing or anything in this Agreement to the contrary, each Holder shall pay all underwriting discounts and commissions with respect to any Registrable Securities sold by it.

      5. Indemnification.

      (a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or amendment or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, which information was reasonably relied on by the Company for use therein or to the extent that such information relates to (x) such Holder and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of prospectus or in any amendment or supplement thereto or (y) such Holder’s proposed method of distribution of Registrable Securities as set forth in Exhibit A (or as such Holder otherwise informs the Company in writing); or (ii) in the case of an occurrence of an event of the type described in Section 3(c)(iii) or 3(n), the use by a Holder of an outdated or defective Prospectus after the delivery to the Holder of written notice from the Company that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 3(m); provided, however, that the indemnity agreement contained in this Section 5(a) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 5(c) to this Agreement) and shall survive the transfer of the Registrable Securities by the Holders.

      (b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents and employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon any untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that (i) such untrue statement or omission is contained in or omitted from any information so furnished in writing by such Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus and that such information was reasonably relied upon by the Company for use in the Registration Statement, such Prospectus or in any amendment or supplement thereto, or to the extent that such information relates to (x) such Holder and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of prospectus or in any amendment or supplement thereto or (y) such Holder’s proposed method of distribution of Registrable Securities as set forth in Exhibit A (or as such Holder otherwise informs the Company in writing), (ii) in the case of an occurrence of an event of the type described in Section 3(c)(iii) or 3(n), the use by a Holder of an outdated or defective Prospectus after the delivery to the Holder of written notice from the Company that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 3(m) or (iii) such Holder’s failure, through no fault of the Company, to deliver any document prepared by the Company in accordance with Section 3(j) and delivered to such Holder at least one (1) Business Day prior to the date such Holder executed an agreement for the sale of Registrable Securities; provided, however, that the indemnity agreement contained in this Section 5(b) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of the Holder, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained herein, the Holder shall be liable under this Section 5(b) for only that amount as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement.

      (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

      An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised in writing by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the reasonable expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and does not impose any monetary or other obligation or restriction on the Indemnified Party.

      All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party, which notice shall be delivered no more frequently than on a monthly basis (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

      (d) Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms. Notwithstanding anything to the contrary contained herein, the Holder shall be required to contribute under this Section 5(d) for only that amount as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement.

      The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

      The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties. The indemnity and contribution agreements herein are in addition to and not in diminution or limitation of any indemnification provisions under the Purchase Agreement.

      6. Rule 144.

      As long as any Holder owns Conversion Shares or Earn-Out Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. As long as any Holder owns Conversion Shares or Earn-Out Shares, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it shall prepare and furnish to the Holders and make publicly available in accordance with Rule 144(c)(2) annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Person to sell Conversion Shares or Earn-Out Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

      7. Miscellaneous.

      (a) Termination. This Agreement shall terminate and be of no further force and effect if the Merger Agreement is terminated prior to the closing of the Merger.

      (b) Remedies. In the event of a breach by the Company or by a Holder of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

      (c) Entire Agreement; No Inconsistent Agreements. This Agreement, including any Schedules and Exhibits hereto, constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof and supersedes all prior writings and agreements relating to the subject matter hereof. Neither the Company nor any of its subsidiaries is a party to an agreement currently in effect, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

      (d) Notice of Effectiveness. Within two (2) Business Days after the Registration Statement which includes the Registrable Securities is ordered effective by the Commission, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Holders whose Registrable Securities are included in such Registration Statement) confirmation that the Registration Statement has been declared effective by the Commission.

      (e) Piggy-Back Registrations. If at any time after the closing of the Merger when there is not an effective Registration Statement covering all of the Registrable Securities, the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, the Company shall send to each Holder written notice of such determination and, if within seven (7) Business Days after receipt of such notice, any such Holder shall so request in writing (which request shall specify the Registrable Securities intended to be disposed of by the Holder), the Company shall cause the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holder, to the extent required to permit the disposition of the Registrable Securities so to be registered, provided that, if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to such Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay expenses in accordance with Section 4), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities being registered pursuant to this Section 7(e) for the same period as the delay in registering such other securities. The Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered. In the case of an underwritten public offering, if the managing underwriter(s) or underwriter(s) should reasonably object to the inclusion of the Registrable Securities in such registration statement, then if the Company after consultation with the managing underwriter should reasonably determine that the inclusion of such Registrable Securities would materially adversely affect the offering contemplated in such registration statement and, based on such determination, recommends inclusion in such registration statement of fewer or none of the Registrable Securities of the Holders, then (x) the number of Registrable Securities of the Holders included in such registration statement shall be reduced pro-rata among such Holders (based upon the number of Registrable Securities requested to be included in the registration), if the Company after consultation with the underwriter(s) recommends the inclusion of fewer Registrable Securities, or (y) none of the Registrable Securities of the Holders shall be included in such registration statement, if the Company after consultation with the underwriter(s) recommends the inclusion of none of such Registrable Securities; provided, however, that if securities are being offered for the account of other Persons as well as the Company, such reduction shall not represent a greater fraction of the number of Registrable Securities intended to be offered by the Holders than the fraction of similar reductions imposed on such other Persons (other than the Company).

      (f) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of at least a majority of the Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

      (g) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., New York City time, on a Business Day, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than 5:00 p.m., New York City time, on any date and earlier than 11:59 p.m., New York City time, on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service such as Federal Express or (iv) actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be with respect to each Holder at its address set forth under its name on Schedule 1 attached hereto, or with respect to the Company, addressed to:

Unify Corporation
1420 Rocky Ridge Drive, Suite 380
Roseville, California 95661
Attention: Todd Wille, Chief Executive Officer

or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice. Copies of notices to the Company shall be sent to:

K&L Gates LLP
70 West Madison, Suite 3100
Chicago, Illinois 60602
Attention: Jude M. Sullivan, Esq.

Copies of notices to any Holder shall be sent to the addresses, if any, listed on Schedule 1 attached hereto.

      (h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns and shall inure to the benefit of each Holder and its successors and assigns; provided, that the Company may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of each Holder; and provided, further, that each Holder may assign any or all of its rights under this Agreement to any Person to whom it transfers Notes, Conversion Shares or Earn-Out Shares, provided such transferee agrees in writing to be bound, with respect to the transferred Notes, Conversion Shares or Earn-Out Shares, by the provisions hereof that apply to the Investors.

      (i) Assignment of Registration Rights. The rights of each Holder hereunder, including the right to have the Company register for resale Registrable Securities in accordance with the terms of this Agreement, shall be automatically assignable by each Holder to any transferee of such Holder of all or a portion of the Registrable Securities if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (A) the name and address of such transferee or assignee and (B) the securities with respect to which such registration rights are being transferred or assigned; (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this Section 7(i), the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Agreement; and (v) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreement. The rights to assignment shall apply to the Holders’ (and to subsequent) successors and assigns.

      The Company may require, as a condition of allowing such assignment in connection with a transfer of Registrable Securities (i) that the Holder or transferee of all or a portion of the Registrable Securities furnish to the Company a written opinion of counsel that is reasonably acceptable to the Company to the effect that such transfer may be made without registration under the Securities Act, (ii) that the Holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a).

      (j) Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by electronic means or facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

      (k) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law thereof.

      (l) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

      (m) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable in any respect, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

      (n) Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

      (o) Registrable Securities Held by the Company and its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than any Holder or transferees or successors or assigns thereof if such Holder is deemed to be an Affiliate solely by reason of its holdings of such Registrable Securities or status as an officer or director of the Company) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

      (p) Obligations of Investors. The Company acknowledges that the obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement. The decision of each Investor to enter into to this Agreement has been made by such Investor independently of any other Investor. The Company further acknowledges that nothing contained in this Agreement, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

      Each Investor has been represented by its own separate legal counsel in their review and negotiation of this Agreement and with respect to the transactions contemplated hereby. The Company acknowledges that such procedure with respect to this Agreement in no way creates a presumption that the Investors are in any way acting in concert or as a group with respect to this Agreement or the transactions contemplated hereby or thereby.

[signature pages follow]

      IN WITNESS WHEREOF, the parties hereto have caused this Investor Rights Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

COMPANY:

UNIFY CORPORATION

By:
Name: Todd E. Wille
Title: CEO

INVESTORS:
Print Exact Name:

By:
Name:
Title:

[June 2009 Investor Rights Agreement Signature Page]

EXHIBIT A
PLAN OF DISTRIBUTION

     We are registering the shares of common stock on behalf of the selling security holders. Sales of shares may be made by selling security holders, including their respective donees, transferees, pledgees or other successors-in-interest, directly to purchasers or to or through underwriters, broker-dealers or through agents. Sales may be made from time to time on the ________________, any other exchange or market upon which our shares may trade in the future, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to market prices or at negotiated or fixed prices. The shares may be sold by one or more of, or a combination of, the following:

-

a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction (including crosses in which the same broker acts as agent for both sides of the transaction);

-	purchases by a broker-dealer as principal and resale by such broker-dealer, including resales for its account, pursuant to this prospectus;

-	ordinary brokerage transactions and transactions in which the broker solicits purchases;

-	through options, swaps or derivatives;

-	in privately negotiated transactions;

-	in making short sales or in transactions to cover short sales; and

-	put or call option transactions relating to the shares.

      The selling security holders may effect these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling security holders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling security holders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities.

      The selling security holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with those transactions, the broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with the selling security holders. The selling security holders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery of shares offered by this prospectus to those broker-dealers or other financial institutions. The broker-dealer or other financial institution may then resell the shares pursuant to this prospectus (as amended or supplemented, if required by applicable law, to reflect those transactions).

      The selling security holders and any broker-dealers that act in connection with the sale of shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by broker-dealers or any profit on the resale of the shares sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act. The selling security holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against liabilities, including liabilities arising under the Securities Act. We have agreed to indemnify each of the selling security holders and each selling security holder has agreed, severally and not jointly, to indemnify us against some liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act.

      We have informed the selling security holders that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to their sales in the market.

      Selling security holders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

      Upon being notified by a selling security holder that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required pursuant to Rule 424(b) under the Securities Act, disclosing:

-	the name of each such selling security holder and of the participating broker-dealer(s);

-	the number of shares involved;

-	the initial price at which the shares were sold;

-	the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;

-	that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

-	other facts material to the transactions.

      In addition, if required under applicable law or the rules or regulations of the Commission, we will file a supplement to this prospectus when a selling security holder notifies us that a donee or pledgee intends to sell more than 500 shares of common stock.

      We are paying all expenses and fees customarily paid by the issuer in connection with the registration of the shares. The selling security holders will bear all brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of the shares.